© 2026 Fulton Financial Corporation. All rights reserved. Investor Presentation Data as of or for the period ended December 31, 2025, unless otherwise noted

© 2026 Fulton Financial Corporation. All rights reserved. Forward-Looking Statements This presentation contains forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results. Management’s "2026 Operating Guidance" contained herein is comprised of forward-looking statements. Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q for the quarters ending March 31, 2025, June 30, 2025 and September, 30 2025 and other periodic reports, which have been, or will be, filed with the SEC and are, or will be, available in the Investor Relations section of the Corporation’s website (www.fultonbank.com) and on the SEC’s website (www.sec.gov), including, without limitation, the Cautionary Note Regarding Forward-Looking Statements set forth in the Current Report on Form 8-K filed by the Corporation on November 25, 2025. Please refer to the Glossary of Terms on slide 26 for the definitions of acronyms and capitalized terms used in this presentation. The Corporation uses certain financial measures in this presentation that have been derived by methods other than GAAP. These non-GAAP financial measures are reconciled to the most comparable GAAP measures at the end of this presentation. 2

© 2026 Fulton Financial Corporation. All rights reserved. QUARTERLY FINANCIAL PERFORMANCE 3

© 2026 Fulton Financial Corporation. All rights reserved. Fourth Quarter 2025 Financial Highlights 4 (1) Non-GAAP financial measures. Please refer to the calculation and management’s reason for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation. Focus: • Strong Balance Sheet and Liquidity • Benefits Realization from Strategic Initiatives • Ongoing Commitment to Organizational Efficiency Productivity: • Disciplined and Profitable Growth • Solid Operating Profitability Metrics • Operating Net Income Available to Common Shareholders of $99.4 million or $0.55 per Diluted Share 4Q25 3Q25 4Q25 3Q25 Net Income Available to Common Shareholders (dollars in millions) $96.4 $97.9 $99.4 $101.3 ROAA (annualized) 1.23% 1.25% 1.27% 1.29% ROATCE (annualized; non-GAAP) -- -- 14.86% 15.79% Efficiency Ratio (non-GAAP) -- -- 60.0% 56.5% Non-Interest Expense / Total Average Assets (annualized) 2.64% 2.44% 2.53% 2.38% Diluted EPS $0.53 $0.53 $0.55 $0.55 Operating PPNR (dollars in millions; non-GAAP) -- -- $131.8 $142.9 Operating PPNR / Average Assets (annualized; non-GAAP) -- -- 1.64% 1.78% GAAP Reported Operating(1)

© 2026 Fulton Financial Corporation. All rights reserved. 4Q25 3Q25 Linked-Quarter Change Net interest income $266,042 $264,198 $1,844 Provision for credit losses 2,948 10,245 (7,297) Non-interest income before investment securities gains (losses) 69,980 70,407 (427) Investment securities gains (losses) - - - Non-interest expense 212,986 196,574 16,412 Income before income taxes 120,088 127,786 (7,698) Income taxes 21,118 27,332 (6,214) Net income 98,970 100,454 (1,484) Preferred stock dividends (2,562) (2,562) - Net income available to common shareholders $96,408 $97,892 ($1,484) Net income available to common shareholders, per share (diluted) $0.53 $0.53 - Operating net income available to common shareholders, per share (diluted)(2) $0.55 $0.55 - ROAA 1.23% 1.25% (2) bps(1) Operating ROAA(2) 1.27% 1.29% (2) bps ROAE 11.69% 12.26% (57) bps Operating ROATCE(2) 14.86% 15.79% (93) bps Efficiency ratio(2) 60.0% 56.5% 350 bps (dollars in thousands, except per-share data) Fourth Quarter 2025 Income Statement Summary 5 (1) Basis points (“bps”). (2) Non-GAAP financial measures. Please refer to the calculation and management’s reason for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation.

© 2026 Fulton Financial Corporation. All rights reserved. Net Interest Income 6 • NIM was 3.59% in the fourth quarter of 2025, increasing two bps compared to the third quarter of 2025. A decrease in cost of funds benefited NIM in the fourth quarter of 2025. • Loan yield of 5.82% decreased by 11 bps during the fourth quarter of 2025 compared to the third quarter of 2025. • Total cost of deposits was 1.86% for the fourth quarter of 2025, a decrease of ten bps compared to the third quarter of 2025. Average Interest-Earning Assets and YieldsHighlights Average Deposits and Borrowings & Other, Cost of Deposits and Cost Of FundsNII(1) and NIM (1) NII on a non-FTE basis using a 21% federal tax rate and statutory interest expense disallowances. (m ill io ns ) (b ill io ns ) (b ill io ns )

© 2026 Fulton Financial Corporation. All rights reserved. Non-Interest Income Remains a Key Revenue Source at Over 20% of Revenue 7 Wealth Management AUM/AUA above $17 billion Robust Commercial Fee Income Businesses Consistent Consumer Fees Three months ended 12/31/25 Three months ended 12/31/25 Total Revenue Non-Interest Income Diversified Non-Interest Income in Complementary Businesses Commercial banking $24,113 $23,165 $23,431 $21,329 $22,454 $948 Wealth management 23,879 22,639 22,281 21,785 22,002 1,240 Consumer banking 15,442 15,174 14,528 13,068 14,309 268 Mortgage banking 3,636 3,711 3,991 3,138 3,759 (75) Gain on acquisition, net of tax – – – – (2,689) – Other 2,910 5,718 4,917 7,914 6,089 (2,808) Non-interest income before investment securities gains (losses) $69,980 $70,407 $69,148 $67,234 $65,924 ($427) Investment securities gains (losses), net – – – (2) – – Total Non-Interest Income $69,980 $70,407 $69,148 $67,232 $65,924 ($427) 4Q24 Change Since 3Q254Q25(dollars in thousands) 3Q25 2Q25 1Q25

© 2026 Fulton Financial Corporation. All rights reserved.

Disciplined Management of Non-Interest Expense Drives Earnings

(dollars in thousands)	4Q25	3Q25	2Q25	1Q25	4Q24	Change Since 3Q25
Salaries and employee benefits	$121,632	$111,265	$107,123	$103,526	$107,886	$10,367
Data processing and software	19,695	18,535	18,262	18,599	19,550	1,160
Net occupancy	17,554	15,954	16,410	18,207	16,417	1,600
Other outside services	13,105	12,951	12,009	11,837	14,531	154
Intangible amortization	5,365	5,368	5,460	6,269	6,282	(3)
FDIC insurance	4,540	5,089	4,951	5,597	5,921	(549)
Equipment	4,001	3,926	4,100	4,150	4,388	75
Professional fees	2,088	2,320	2,163	(1,078)	3,387	(232)
Acquisition-related expenses	802	–	–	380	9,637	802
Other	24,204	21,166	22,333	21,973	28,616	3,038
Total non-interest expense	$212,986	$196,574	$192,811	$189,460	$216,615	$16,412
Non-GAAP adjustments:						
Less: Intangible amortization	(5,365)	(5,368)	(5,460)	(6,269)	(6,282)	3
Less: Acquisition-related expenses	(802)	–	–	(380)	(9,637)	(802)
Less: FDIC special assessment	95	–	–	–	–	95
Less: FultonFirst implementation and asset disposals	(2,795)	207	270	47	(10,001)	(3,002)
Operating non-interest expense[1]	$204,119	$191,413	$187,621	$182,858	$190,695	$12,706

Highlights

- Salaries and employee benefits expense increased primarily due to an increase in incentive compensation expense in the fourth quarter of 2025

Efficiency Ratio[1]


60.5%
60.8%
57.6%
2023
2024
2025

(1) Non-GAAP financial measure. Please refer to the calculation and management's reason for using this measure on the slide titled "Non-GAAP Reconciliation" at the end of this presentation.

FULTON FINANCIAL CORPORATION

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© 2026 Fulton Financial Corporation. All rights reserved. Asset Quality 9 NPAs and NPAs / AssetsProvision for Credit Losses ACL(1) / NPLs and ACL / LoansNCOs and NCOs / Average Loans (m ill io ns ) (m ill io ns ) (m ill io ns ) (1) The ACL relates specifically to “Loans, net of unearned income” and does not include reserves related to off-balance sheet credit exposures.

© 2026 Fulton Financial Corporation. All rights reserved. Internal Capital Generation Enhancing Capital Ratios(1) 10 (4) (m ill io ns ) • Increasing regulatory capital ratios provide operational and strategic flexibility • Tangible capital (2) increased linked quarter by $82 million, net of share repurchases • AOCI of ($199) million at December 31, 2025 • Current common dividend of $0.19 • $150 million share repurchase authorization in place through January 31, 2027 (3) Highlights (1) Regulatory capital ratios and excess capital amounts as of December 31, 2025 are preliminary estimates. (2) Non-GAAP financial measure. Please refer to the calculation and management’s reason for using this measure on the slide titl ed “Non-GAAP Reconciliation” at the end of this presentation. (3) Up to $25 million of the $150 million authorization may be used to repurchase the Corporation’s preferred stock, outstand ing subordinated notes due 2030 or outstanding subordinated notes due 2035. (4) Excesses shown are to regulatory minimums, including the 250 bps capital conservation buffer, except for Tier 1 Leverage which is the well-capitalized minimum.

© 2026 Fulton Financial Corporation. All rights reserved. 2026 Operating Guidance(1) 11 Non-FTE NII(2) [FTE Adjustment for NIM Calculation] [Purchase Accounting Accretion] $1.120 – $1.140 billion [$16 - $18 million] [$50 - $55 million] Reflects mid single-digit organic loan growth plus Blue Foundry Bancorp acquisition [$4.0 - $4.5 million per quarter] [1Q26 ~ $10 million] Provision for Credit Losses $55 – $75 million Non-Interest Income $285 – $300 million Non-Interest Expense(3) Non-Operating Assumptions: [2026 CDI expense] [Non-Operating Expenses] $800 – $835 million [$22.4 million] [$38.4 million] Assumes Blue Foundry Bancorp operating non-interest expense of approximately $27 million Estimated Blue Foundry Bancorp acquisition related expense and incremental FultonFirst implementation expense Effective Tax Rate: 18.5% – 19.5% Income Statement Line Item Expected Range Outlook (1) Assumes Blue Foundry Bancorp acquisition closes in 2Q26 and systems conversion is completed in 3Q26. (2) NII is on a non-FTE basis. Incorporates federal funds target rate cut of 25 bps in March 2026. (3) Excludes non-operating expenses and CDI amortization.

© 2026 Fulton Financial Corporation. All rights reserved. CORPORATE HIGHLIGHTS 12

© 2026 Fulton Financial Corporation. All rights reserved. A Community Bank Strategy, Operating on a Regional Scale 13 Execution of our Strategic Objectives has provided us with long-term growth in customers, exceptional customer experience and enhanced operational metrics, delivering results to our stakeholders Our Differentiator: Customer Intimacy

© 2026 Fulton Financial Corporation. All rights reserved. • $32 billion in assets, 200 financial centers, 200 commercial sales professionals, 100 mortgage loan officers, and more than 3,300 team members operating in a customer-dense Mid-Atlantic market(1) • Market capitalization of ~$3.6 billion(2) • Current valuation(2) of 9.6x TTM diluted EPS of $2.08 and 1.3x TBV(3) • Steady increase in shareholder value with a five-year CAGR in TBV per share, excluding AOCI(3), of 7.4% • Ten-year CAGR in common dividends of 7.8% • 3.80% dividend yield(4) • Repurchased $59 million of shares in 2025 with $150 million authorization in place through January of 2027(5) (1) As of December 31, 2025. (2) Based on shares outstanding of 180.4 million and closing price of $20.00 as of January 16, 2026. (3) As of December 31, 2025, TBV per share was $14.92. TBV per share is a non-GAAP financial measure. Please refer to the calculation and management’s reasons for using this measure on slides titled “Non-GAAP Reconciliation” at the end of this presentation. (4) Based on current quarterly common dividend of $0.19 per share and closing stock price of $20.00 per share as of January 16, 2026. (5) Authorization expires January 31, 2027. Up to $25 million of the $150 million authorization may be used to repurchase the Corporation’s preferred stock, outstanding subordinated notes due 2030 or outstanding subordinated notes due 2035. A Growing & Well-Positioned Franchise 14

© 2026 Fulton Financial Corporation. All rights reserved.

Acquisition of Blue Foundry Bancorp: Strategic Rationale and Key Highlights

Unique opportunity to expand into high-growth, strategic markets

- ✓Fulton expands its presence in a demographically desirable northern New Jersey market
- ✓Strategically located and attractive retail branch network with long-tenured, granular core deposit base
- ✓Leverages Fulton's comprehensive suite of products and services in a compelling market
- ✓Opportunity to expand wealth and mortgage banking business lines in Blue Foundry's footprint
- ✓Adds a complementary interest rate risk profile to Fulton's neutral interest rate positioning
- ✓Fulton's balance sheet flexibility provides opportunity for growth

Blue Foundry Overview[1]

- Founded: 1930
- Headquarters: Rutherford, NJ
- Top ten regional/community bank[2] franchise in Bergen County, NJ

$2.2B Total Assets	**14.6%** TCE / TA[3]
$1.7B Gross Loans	**20** Financial Centers
$1.5B Total Deposits	**$32K** Average Account Size[4]

Pro Forma Combined Franchise

Assets:	**$34B**
Deposits:	**$28B**
Loans:	**$25B**
Financial Centers:	**221**


Fulton
Blue Foundry

Financially Compelling

5%+ EPS Accretive

Excellent risk-adjusted return potential

Immediately TBV Accretive

30 bps; no TBV earn back period

Neutral to Capital Ratios

Pro forma CET1 at close of 11.8%

25%+ IRR

Additional revenue synergies identified but NOT factored into pro forma earnings

Source: S&P Global Market Intelligence; company documents.
(1) Blue Foundry Bancorp data as of September 30, 2025.
(2) Excludes Specialty Banks, J.P. Morgan Chase, Bank of America, Citigroup, and Wells Fargo & Company.
(3) Non-GAAP financial measure. Please refer to the calculation and management's reason for using this measure on the slide titled "Non-GAAP Reconciliation" at the end of this presentation.
(4) Excludes brokered deposits.

FULTON FINANCIAL CORPORATION

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© 2026 Fulton Financial Corporation. All rights reserved. Robust and Scalable Product Suite 16 Commercial Banking Consumer Banking Small Business Treasury Management Wealth and Trust International Services Capital Markets Mortgage Banking • Significant technology spend over the past five years • Focus on digital enablement as a driver of growth, efficiency and service Well positioned to compete in and serve our market ROBUST PRODUCTS AND SERVICES INDUSTRY-LEADING TECHNOLOGY PLATEFORMS NIMBLE COMPETITIVE POSITION

© 2026 Fulton Financial Corporation. All rights reserved. We Do What is Right - Corporate Social Responsibility 17 • Our most recent Corporate Social Responsibility Report with key metrics is available at fultonbank.com/about-fulton-bank. • Integrity is fundamental to governance at Fulton. The Corporation’s established Board governance and oversight support management’s efforts to build maturity and capability that drives impact. • The Climate Impact Working Group underscores the Corporation’s commitment to progressing its understanding of, and reporting on, climate-related risks and activities. PROTECTING THE ENVIRONMENT Environment The Corporation is committed to practicing environmental stewardship in its everyday operations. Operational measures like waste reduction and smart energy use, as well as financing sustainable projects, are core to these efforts. CORPORATE GOVERNANCE Governance Core values and guiding behavior lead the Corporation to demonstrate the highest professional and ethical standards in all business activities. The Corporation operates under a robust board- and management-level enterprise risk management structure. CHANGING LIVES FOR THE BETTER Employees The Corporation is committed to creating a workforce culture that is welcoming, engaging and inclusive. Customers Fulton Bank has a proven track record of fair and responsible banking – rated “Outstanding” for Community Reinvestment Act performance. Community Employees live and work in the communities we serve and want to see these communities thrive. Through the “Fulton Forward® initiative, the Corporation gives back by paying it forward. READ THE REPORT

© 2026 Fulton Financial Corporation. All rights reserved.

A Balanced Business Model Delivering Strong Returns

Premier Franchise that Provides Expanding and Innovative Solutions	• A full-service commercial bank with robust treasury services, payment technology solutions, wealth management and full-service mortgage company • Ongoing investment in technology, digitally enabling a growing customer base • Serving a diversified, dense and economically stable market • Room to grow in existing markets and continue to penetrate both organically and inorganically
Robust Combination of Diversified Business Lines and Fee Income Businesses	• Non-interest income as a percentage of revenue of approximately 21% • Wealth management accounts for approximately 1/3 of total non-interest income, delivering a 9% five-year CAGR, AUM/AUA of $17.4 billion and over 85% in recurring income • Commercial banking businesses representing approximately 1/3 of total non-interest income • Fulton Mortgage Company caters to the new home purchase business with the ability to leverage refinance activity into gain on sale revenue
Dynamic Growth Strategy Blending an Organic Engine with Inorganic Opportunities	• Organic growth strategy supplemented by inorganic, in-market opportunities • Low CRE concentration compared to peers[(1)] • Reduced financial center infrastructure over the last ten years, driving average deposits per financial center over $100 million per financial center • Completed $5.2 billion Republic First Bank transaction in 2024, $1.2 billion acquisition in 2022 and acquired five wealth management firms since 2018 • Operate in a target-rich market with over 40 in-market banking institutions that fit our M&A criteria and strategy
Attractive Risk-Adjusted Profitability and Returns	• 4Q25 operating diluted EPS of $0.55[(2)] • Operating ROAA of 1.27%[(2)] in 4Q25 compared to 1.29%[(2)] in 3Q25 • 4Q25 operating ROATCE of 14.86%[(2)] compared to 15.79%[(2)] in 3Q25 • Efficiency ratio of 60.0%[(2)] and 56.5%[(2)] in 4Q25 and 3Q25, respectively • 4Q25 NCOs to average loans (annualized) of 24 bps; ACL to loans of 1.51% in addition to on-balance sheet purchase accounting marks

Source: Management reporting and internal financials at December 31, 2025.
(1) For a list of peers please see page 36 of the Corporation's proxy statement dated April 1, 2025. (2) Non-GAAP financial measure. Please refer to the calculation and management's reasons for using this measure on slides titled "Non-GAAP Reconciliation" at the end of this presentation.

FULTON FINANCIAL CORPORATION
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© 2026 Fulton Financial Corporation. All rights reserved. A Diversified Loan Portfolio with Growth in Multiple Categories 19 Loan Mix By Product(1) Highlights • The loan portfolio has grown $7.2 billion since 2019 • A balanced loan mix enhanced by adjustable-rate mortgage growth in 2022 and 2023 outpacing other categories • Commercial mortgages remain a stable percentage of the mix Commercial Mortgage Non-Owner Occupied Portfolio 19 (b ill io ns ) (1) Loan mix by product is based on ending balances for the periods ended December 31, 2019 to December 31, 2025. The C&I category includes Paycheck Protection Program loan growth and forgiveness during the 2020 – 2025 timeframe. The Construction category includes residential and commercial construction loans. The Commercial Mortgage category includes both owner and non-owner occupied loans.

© 2026 Fulton Financial Corporation. All rights reserved. A Deposit Portfolio That Is Granular, Tenured and Diversified With Significant Liquidity Coverage 20 Deposit Mix By Product(1) Highlights(2) • 876,741 deposit accounts • Average account balance of $30,856 • Average account age of ~ten years • 24% net estimated uninsured deposits • 277% Coverage of net estimated uninsured deposits Deposit Mix By Customer 20 (b ill io ns ) (1) Deposit mix by product is based on ending balances for the periods ended December 31, 2019 to December 31, 2025. (2) As o f December 31, 2025. Estimated uninsured deposits net of collateralized municipal deposits and inter-company deposits.

© 2026 Fulton Financial Corporation. All rights reserved.

History of Prudently Managing Deposit Costs During Fed Easing Cycles With Strategies in Place to Drive a Neutral Interest Rate Risk Position

Historical Deposit Costs and Loan and Deposit Betas[1]


6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16
Quarterly Periods
EFFR (avg) - 2Q2007- 2Q2011
EFFR (avg) - 1Q2019 - 4Q2020
Deposit Costs - 2Q2007 - 2Q2011
Deposit Costs - 1Q2019 - 4Q2020


47%
42%
48%
22%
Cycle Loan Beta- 2Q2007- 2Q2011
Cycle Deposit Beta- 2Q2007- 2Q2011
Cycle Loan Beta- 1Q2019 - 4Q2020
Cycle Deposit Beta- 1Q2019 - 4Q2020

Quarterly & Cycle to Date Yields, Costs & Betas

Quarterly Yields, Costs and Average Effective Federal Funds Rate ("EFFR")

	2Q24	3Q24	4Q24	1Q25	2Q25	3Q25	4Q25
EFFR (avg)	5.33%	5.26%	4.65%	4.33%	4.33%	4.29%	3.90%
Loan Yield	6.12%	6.20%	5.97%	5.86%	5.86%	5.93%	5.82%
Deposit Cost	2.14%	2.24%	2.14%	2.03%	1.98%	1.96%	1.86%


21%
20%
2Q24 - 4Q25
Cycle To Date
Loan Beta
Deposit Beta

Highlights

- Managed deposit costs to a 42% beta during the 2007 – 2011 easing cycle in a high-rate environment
- Lower deposit beta in 2019 – 2020 attributable to a lower rate environment and inflow of deposits
- Cycle to date deposit costs have benefited from time deposit repricing as the Federal Reserve has cut rates
- Fixed asset repricing and balance sheet mix has benefited loan beta relative to historical cycles
- Over $3 billion of receive fixed swaps, floors, and collars, helping to neutralize the interest rate risk profile.
- Fed dot plot implies additional 25 bps of easing through 2026. Strategies in place to manage funding costs.

(1) Fulton historical data – S&P Capital IQ. Quarterly Average EFFR – Federal Reserve Bank of St. Louis.

FULTON FINANCIAL CORPORATION

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© 2026 Fulton Financial Corporation. All rights reserved. Fixed Rate Asset Repricing(1) Coupled With a Premier Deposit Franchise Drives a Neutral Interest Rate Risk Profile 22 Interest Earning Assets 22 (December 31, 2025) Interest-Bearing Liabilities(3) (December 31, 2025) Variable Rate Loans Non-maturity Deposits Fixed and Adjustable Asset Repricing Schedule (m ill io ns ) (m ill io ns ) (m ill io ns ) (m ill io ns ) Time Deposits and Borrowings Repricing Schedule (2) (1) “Repricing” includes contractual repricing of adjustable-rate loans, plus estimated cashflows and maturities of fixed rate assets and liabilities assumed within the time frames presented. (2) Other includes non-accrual loan balances, fair value purchase accounting marks and net origination fees and costs. (3) Time Deposits include brokered CDs.

© 2026 Fulton Financial Corporation. All rights reserved. Mature and Growing Wealth Management Businesses, Consistent Non-interest Income and Diversified Client Base Delivering Solid Results(1) 23 Over 85% Recurring Income Client and Market Aligned Growth $90.6 Million TTM(3) Non-Interest Income Five Year CAGR of 9% Five Wealth Management Acquisitions Since 2017 Organic and Analytics Based Growth Strategy Wealth Management AUM/AUA(2) (b ill io ns ) (1) Wealth Management revenue does not include NII. (2) AUM and AUA are ending market values for the periods ended December 31, 2019 to December 31, 2025. (3) TTM through December 31, 2025 Wealth Management income.

© 2026 Fulton Financial Corporation. All rights reserved. Material and Consistent Fee Income, Robust Suite of Commercial and Consumer Services 24 Repeatable Income Stream; Analytics-Based Cross-Sell Opportunity Optimized Account Framework and Exception Process; Multi- Channel Distribution Strategy Robust Back-to-Back Swap Program Serves Commercial Customers Financial Center Network and Loyal Customer Base Drive Consumer Fees Merchant and Card Income Cash Management Capital Markets Consumer Fees Commercial Non-Interest Income Consumer Non-Interest Income(1) (t ho us an ds ) (t ho us an ds ) (1) Does not include gain on sale from residential mortgages.

© 2026 Fulton Financial Corporation. All rights reserved. Solid Asset Quality Trends Through Many Cycles 25 Quarterly Delinquency Trend (%) Quarterly NCO Trend (Annualized %) Sources: Top 100 Commercial Banks and All Commercial Banks - Board of Governors of the Federal Reserve System (Top 100 Commercial Banks are the 100 largest banks based on consolidated assets); Fulton historical data – S&P Capital IQ. Delinquency rates are non-seasonally adjusted and determined based on loans and leases past due 30 days or more and non-accrual loans. Charge-off rates are non- seasonally adjusted and are net of recoveries.

© 2026 Fulton Financial Corporation. All rights reserved. Glossary of Terms 26 Term/Acronym Defined As ACL Allowance for credit losses AOCI Accumulated other comprehensive income AUM Assets under management AUA Assets under administration CAGR Compound annual growth rate CD Certificate of deposit CDI Core deposit intangible CECL Day 1 Provision Initial provision for credit losses required on non-purchase credit deteriorated loans acquired in the Republic First Bank transaction CET1 Common equity tier 1 capital CRE Commercial real estate EFFR Effective federal funds rate EPS Earnings per share FDIC Federal Deposit Insurance Corporation FTE Fully taxable-equivalent Fulton or the Corporation Fulton Financial Corporation GAAP Generally accepted accounting principles IRR Internal rate of return Term/Acronym Defined As M&A Mergers and acquisitions NCO Net charge-off NII Net Interest Income NIM Net interest margin NPA Non-performing asset NPL Non-performing loan PPNR Pre-provision net revenue ROAA Return on average assets ROAE Return on average common shareholders’ equity ROATCE Return on average tangible common equity Sale-Leaseback Transaction Sale of 40 financial center office locations to certain affiliates of Blue Owl Capital, Inc. with concurrent agreements to lease each of the locations SEC U.S. Securities and Exchange Commission TBV Tangible book value TCE/TA Tangible common equity / tangible assets TRBC Total risk-based capital TTM Trailing twelve months

© 2026 Fulton Financial Corporation. All rights reserved. NON-GAAP RECONCILIATION 27

© 2026 Fulton Financial Corporation. All rights reserved. Three months ended (dollars in thousands) Dec 31 Sep 30 2025 2025 Operating net income available to common shareholders Net income available to common shareholders 96,408$ 97,892$ Less: Other(1) (4,989) (738) Plus: CDI amortization 5,255 5,255 Plus: Acquisition-related expense 802 - Plus: FDIC special assessment (95) - Plus: FultonFirst implementation and asset disposals 2,795 (207) Less: Tax impact of adjustments (791) (905) Operating net income available to common shareholders (numerator) 99,385$ 101,297$ Weighted average shares (diluted) (denominator) 182,197 183,349 Operating net income available to common shareholder, per share (diluted) 0.55$ 0.55$ Non-GAAP Reconciliation 28 Note: The Corporation has presented the following non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. (1) Includes loan recovery adjustments of $5.0 million and $0.6 million in the fourth quarter of 2025 and the third quarter o f 2025, respectively, reflected in the provision for credit losses related to a loan acquired in the Republic First Bank acquisition.

© 2026 Fulton Financial Corporation. All rights reserved. Three months ended (dollars in thousands) Dec 31 Sep 30 2025 2025 Operating ROAA(1) Net income 98,970$ 100,454$ Less: Other(2) (4,989) (738) Plus: CDI amortization 5,255 5,255 Plus: Acquisition-related expense 802 - Plus: FDIC special assessment (95) - Plus: FultonFirst implementation and asset disposals 2,795 (207) Less: Tax impact of adjustments (791) (905) Operating net income (numerator) 101,947$ 103,859$ Total average assets 32,013,163$ 31,924,038$ Less: Average net CDI (60,726) (65,999) Total operating average assets (denominator) 31,952,437$ 31,858,039$ Operating ROAA 1.27% 1.29% Non-GAAP Reconciliation 29 (1) Annualized. (2) Includes loan recovery adjustments of $5.0 million and $0.6 million in the fourth quarter of 2025 and the third quarter o f 2025, respectively, reflected in the provision for credit losses related to a loan acquired in the Republic First Bank acquisition.

© 2026 Fulton Financial Corporation. All rights reserved. Year Ended (dollars in thousands) Dec 31 Dec 31 2025 2024 Operating ROAA Net income 391,609$ 288,743$ Less: Other(1) (5,858) (1,805) Less: Gain on acquisition, net of tax - (36,996) Plus: Loss on securities restructuring - 20,282 Plus: CDI amortization 22,010 17,307 Plus: Acquisition-related expense 1,182 37,635 Plus: CECL Day 1 Provision - 23,444 Plus: FDIC special assessment (95) 940 Less: Gain on Sale-Leaseback Transaction - (20,266) Plus: FultonFirst implementation and asset disposals 2,271 32,038 Less: Tax impact of adjustments (4,097) (23,011) Operating net income (numerator) 407,022$ 338,311$ Total average assets 31,952,633$ 30,473,130$ Less: Average net CDI (68,709) (61,810) Total average operating assets (denominator) 31,883,924$ 30,411,320$ Operating ROAA 1.28% 1.11% Non-GAAP Reconciliation 30 (1) Includes a loan recovery adjustment of $5.6 million in 2025, reflected in the provision for credit losses related to a lo an acquired in the Republic First Bank acquisition.

© 2026 Fulton Financial Corporation. All rights reserved. Three months ended (dollars in thousands) Dec 31 Sep 30 2025 2025 Operating ROATCE(1) Net income available to common shareholders 96,408$ 97,892$ Less: Other(2) (4,989) (738) Plus: Intangible amortization 5,365 5,368 Plus: Acquisition-related expense 802 - Plus: FDIC special assessment (95) - Plus: FultonFirst implementation and asset disposals 2,795 (207) Less: Tax impact of adjustments (814) (929) Adjusted net income available to common shareholders (numerator) 99,472$ 101,386$ Average shareholders' equity 3,464,539$ 3,361,368$ Less: Average preferred stock (192,878) (192,878) Less: Average goodwill and intangible assets (615,600) (620,986) Average tangible common shareholders' equity (denominator) 2,656,061$ 2,547,504$ Operating ROATCE 14.86% 15.79% Non-GAAP Reconciliation 31 (1) Annualized. (2) Includes loan recovery adjustments of $5.0 million and $0.6 million in the fourth quarter of 2025 and the third quarter o f 2025, respectively, reflected in the provision for credit losses related to a loan acquired in the Republic First Bank acquisition.

© 2026 Fulton Financial Corporation. All rights reserved. Three months ended (dollars in thousands) Dec 31 Sep 30 2025 2025 Operating non-interest expense to total average assets(1) Non-interest expense 212,986$ 196,574$ Less: Intangible amortization (5,365) (5,368) Less: Acquisition-related expense (802) - Less: FDIC special assessment 95 - Less: FultonFirst implementation and asset disposals (2,795) 207 Operating non-interest expense (numerator) 204,119$ 191,413$ Total average assets (denominator) 32,013,163$ 31,924,038$ Operating non-interest expense to total average assets 2.53% 2.38% Non-GAAP Reconciliation 32 (1) Annualized.

© 2026 Fulton Financial Corporation. All rights reserved. Three months ended (dollars in thousands) Dec 31 Sep 30 2025 2025 Operating PPNR to average assets(1) Plus: NII 266,042$ 264,198$ Plus: Non-interest income 69,980 70,407 Less: Non-interest expense (212,986) (196,574) Plus: Other revenue 11 (138) Plus: CDI amortization 5,255 5,255 Plus: Acquisition-related expense 802 - Plus: FDIC special assessment (95) - Plus: FultonFirst implementation and asset disposals 2,795 (207) Operating PPNR (numerator) 131,804$ 142,941$ Total average assets 32,013,163$ 31,924,038$ Less: Average net core deposit intangible (60,726) (65,999) Average assets (denominator) 31,952,437$ 31,858,039$ Operating PPNR to average assets 1.64% 1.78% Non-GAAP Reconciliation 33 (1) Annualized.

© 2026 Fulton Financial Corporation. All rights reserved. Three months ended (dollars in thousands) Dec 31 Sep 30 2025 2025 Efficiency ratio Non-interest expense 212,986$ 196,574$ Less: Acquisition-related expense (802) - Less: FDIC special assessment 95 - Less: FultonFirst implementation and asset disposals (2,795) 207 Less: Intangible amortization (5,365) (5,368) Operating non-interest expense (numerator) 204,119$ 191,413$ NII 266,042$ 264,198$ Tax equivalent adjustment 4,416 4,436 Plus: Total non-interest income 69,980 70,407 Plus: Other revenue 11 (138) Total revenue (denominator) 340,449$ 338,903$ Efficiency ratio 60.0% 56.5% Non-GAAP Reconciliation 34

© 2026 Fulton Financial Corporation. All rights reserved. (dollars in thousands) Dec 31 Dec 31 Dec 31 2025 2024 2023 Efficiency ratio Non-interest expense 791,829$ 819,791$ 679,207$ Less: Acquisition-related expense (1,182) (37,635) - Less: FDIC special assessment 95 (940) (6,494) Less: FultonFirst implementation and asset disposals (2,271) (32,038) (3,197) Less: Intangible amortization (22,462) (17,830) (2,944) Less: Gain on Sale-Leaseback Transaction - 20,266 - Less: Debt extinguishment gain (loss) - - 720 Operating non-interest expense (numerator) 766,009$ 751,614$ 667,292$ NII 1,036,347$ 960,325$ 854,286$ Tax equivalent adjustment 17,680 17,915 17,811 Plus: Total non-interest income 276,766 275,731 227,678 Plus: Other revenue (258) (1,805) 1,855 Less: Gain on acquisition, net of tax - (36,996) - Plus: Investment securities losses, net 2 20,283 733 Total revenue (denominator) 1,330,537$ 1,235,453$ 1,102,363$ Efficiency ratio 57.6% 60.8% 60.5% Year Ended Non-GAAP Reconciliation 35

© 2026 Fulton Financial Corporation. All rights reserved. (dollars in thousands) Dec 31 Sep 30 2025 2025 Tangible common shareholders' equity Shareholders' equity 3,490,447$ 3,413,598$ Less: Preferred stock (192,878) (192,878) Less: Goodwill and intangible assets (612,996) (618,361) Tangible common shareholders' equity 2,684,573$ 2,602,359$ Non-GAAP Reconciliation 36

© 2026 Fulton Financial Corporation. All rights reserved. (dollars in thousands, except per share data) Dec 31 Dec 31 2025 2020 TBV per share Shareholders' equity 3,490,447$ 2,616,828$ Less: Preferred stock (192,878) (192,878) Less: Goodwill and intangible assets (612,996) (536,659) Tangible common shareholders' equity (numerator) 2,684,573$ 1,887,291$ Shares outstanding, end of period (denominator) 179,895 162,350 TBV per share 14.92$ 11.62$ Book value per share 18.33$ 14.93$ TBV per share excluding AOCI Shareholders' equity 3,490,447$ 2,616,828$ Less: Preferred stock (192,878) (192,878) Less: Goodwill and intangible assets (612,996) (536,659) Tangible common shareholders' equity 2,684,573$ 1,887,291$ Less: AOCI (198,682) 65,091 Tangible common shareholders' equity excluding AOCI 2,883,255$ 1,822,200$ Shares outstanding, end of period (denominator) 179,895 162,350 TBV per share excluding AOCI 16.03$ 11.22$ Non-GAAP Reconciliation 37

© 2026 Fulton Financial Corporation. All rights reserved. Blue Foundry Bancorp (dollars in thousands) Sep 30 2025 Blue Foundry Bancorp TCE/TA Shareholders' equity 314,397$ Less: Goodwill and intangible assets (79) Tangible common shareholders' equity (numerator) 314,318$ Total assets 2,155,792$ Less: intangible assets (79) Tangible assets (denominator) 2,155,713$ Blue Foundry Bancorp TCE/TA 14.58% Non-GAAP Reconciliation 38